Consent of Independent Registered Public Accounting Firm

The Board of Directors
Arrow Financial Corporation:

We consent to the incorporation by reference in the registration statements (333-263812) on Form S-3 and (No. 333-151550, 333-188480, 333-238096, 333-264787, 333-275936 and 333-275937) on Forms S-8 of our reports dated March 6, 2026 with respect to the consolidated financial statements of Arrow Financial Corporation and subsidiaries and the effectiveness of internal control over financial reporting.

/s/Crowe, LLP
Indianapolis, Indiana
March 6, 2026